                                                                     EXHIBIT 5.2

                   [Letterhead of Richards, Layton & Finger]


                                 June 20, 1997


PMI Capital I
c/o The PMI Group, Inc.
601 Montgomery Street
San Francisco, CA  94111

          Re:  PMI Capital I
               -------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for The PMI Group, Inc., a Delaware corporation ("PMI"), and PMI Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of January 24, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 24, 1997;

          (b) The Trust Agreement of the Trust, dated January 24, 1997, between PMI and the trustee of the Trust named therein;

          (c) The Registration Statement (the "Registration Statement") on Form S-4, including a preliminary prospectus (the "Prospectus"), relating to an offer to exchange (the "Exchange Offer") up to $100,000,000 aggregate liquidation amount of its New Capital Securities for a like amount of its Original Capital Securities, as filed by PMI and the Trust with the Securities and Exchange Commission on June 20, 1997;

          (d) The Amended and Restated Trust Agreement, dated as of February 4, 1997 among PMI, as Depositor, and the trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Trust Agreement") filed as an exhibit to the Registration Statement; and

          (e) A Certificate of Good Standing for the Trust, dated June 20, 1997, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

PMI Capital I
c/o The PMI Group, Inc.
June 20, 1997
Page 2

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a New Capital Security is to be issued by the Trust (collectively, the "New Capital Security Holders") of a New Capital Security Certificate for such New Capital Security and the acceptance by the Trust of the outstanding Original Capital Security validly tendered for such New Capital Security pursuant to the Exchange Offer, all in accordance with the Trust Agreement and the Prospectus, and (vii) that the New Capital Securities are issued and sold to the New Capital Security Holders in accordance with the Trust Agreement and the Prospectus. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

PMI Capital I
c/o The PMI Group, Inc.
June 20, 1997
Page 3

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
                                                                       -------
(S) 3801, et seq.
          -- ---

          2. The New Capital Securities to be issued to the New Capital Security Holders have been duly authorized by the Trust Agreement and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The New Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the New Capital Security Holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and security in connection with requests or directions to the Property Trustee under the Trust Agreement to exercise its rights and remedies under the Trust Agreement, (ii) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of New Capital Securities and the issuance of replacement New Capital Security Certificates, and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Trust Agreement or against the Property Trustee under the Trust Agreement, to the extent provided in the Trust Agreement.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of New Capital Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. We also consent to the reliance by Orrick, Herrington & Sutcliffe LLP as to matters of Delaware law in connection with opinions to be rendered by it pursuant to the Exchange Offer. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                              Very truly yours,



                              Richards, Layton & Finger